Exhibit 99.1
Investor Relations Contact:
Linda Rothemund
Market Street Partners
303-684-4210
ir@digitalglobe.com
Media Relations Contact:
Ginger Lennon
Racepoint Group
781-487-4640
digitalglobe@racepointgroup.com
DigitalGlobe Reports Second Quarter 2009 Financial Results
Achieved Key Milestones During First Quarter As A Public Company
Longmont, Colo., August 10, 2009 — DigitalGlobe (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the second quarter ended June 30, 2009.
Second quarter 2009 revenue was $70.0 million, an increase of $2.6 million compared to the same period last year. Second quarter net income was $8.4 million or $0.19 per diluted share as compared to net income $11.6 million or $0.26 per diluted share for the second quarter 2008. Net income for the second quarter 2009 included a pre-tax charge of $7.7 million, or $0.17 per diluted share, related to the early extinguishment of debt.
Second quarter 2009 Adjusted EBITDA, a non-GAAP financial measure, was $42.4 million, compared to second quarter 2008 Adjusted EBITDA of $42.2 million. An explanation of Adjusted EBITDA and a reconciliation to net income are set forth at the end of this press release.
“I am pleased with our financial performance for the second quarter, which marks our first quarter as a public company,” said Jill Smith, Chairman, Chief Executive Officer, and President of DigitalGlobe. “We also achieved key milestones in the quarter including: extending our Service Level Agreement (SLA) with the National Geospatial-Intelligence Agency (NGA); setting a launch date for WorldView-2, our third high-resolution satellite; and finalizing two additional international Direct Access Program (DAP) contracts.”
Ms. Smith continued, “We believe the significant investments we are making in our business today, along with the expanded imagery capacity available from WorldView-2, position us for growth in 2010 and beyond.”
Business Highlights
•	Raised net cash proceeds of approximately $68.0 million in connection with the Company’s initial public offering and senior secured notes offering.

•	Extended the SLA with NGA, providing NGA with continuity of access to WorldView-1 for $12.5 million per month through March 31, 2010 with an option to extend through December 31, 2010.

•	Set the launch date for WorldView-2 on October 6, 2009 from Vandenberg Air Force Base.

•	Awarded Rapid Delivery of Geospatial Intelligence (RDOG) contract by NGA to provide near real-time delivery of unclassified daily image collections.

•	Finalized two international direct access program (DAP) contracts bringing the current total to four DAP customers under contract.

•	Announced strategic sales alliance with European Space Imaging and Space Imaging Middle East (EUSI/SIME).

•	Increased the ImageLibrary to 730 million square kilometers as of June 30, 2009.
Full Year 2009 Outlook
•	Full year 2009 total revenue is expected to be between $267 million and $277 million.

•	Full year 2009 diluted earnings per share are expected to be between $0.80 and $0.90.

•	Full year 2009 Adjusted EBITDA is expected to be between $155 million and $160 million.

•	Capital expenditures for 2009 are expected to be between $170 million and $180 million, comprised of approximately $160 million for WorldView-2.
Conference Call Information
DigitalGlobe’s management will host a conference call today at 5:00p.m. ET/ 3:00p.m. MT to discuss its second quarter 2009 financial results.
The conference call dial-in numbers are as follows:
US/Canada dial-in: (866) 921-3936
International dial-in: (706) 679-9623
Passcode: 1948-0662
A replay of the call can be accessed by phone at the following number for 30 days following the call:
US/Canada dial-in: (800) 642-1687
International dial-in: (706) 645-9291
Passcode: 1948-0662
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high- resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology.
With our collection sources and comprehensive ImageLibrary (containing more than
730 million square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This presentation and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss or reduction of any of our primary contracts; the failure of our WorldView-2 satellite to launch or commission successfully or as scheduled; the loss or impairment of our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Prospectus filed with the Commission on May 14, 2009.
We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.
DigitalGlobe, Inc.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2008	2009	2008	2009
Revenue	$67.4	$70.0	$136.2	$137.2
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	7.5	8.0	14.2	14.4
Selling, general and administrative	18.3	21.5	36.7	44.1
Depreciation and amortization	18.8	18.9	37.6	37.6

Income from operations	22.8	21.6	47.7	41.1
Loss from early extinguishment of debt	—	7.7	—	7.7
Loss (gain) on derivative instruments	—	—	—	1.8
Interest income (expense), net	(1.1)	0.1	(2.5)	0.1

Income before income taxes	21.7	14.0	45.2	31.7
Income tax expense	(10.1)	(5.6)	(19.5)	(12.7)

Net income	$11.6	$8.4	$25.7	$19.0

Earnings per share:
Basic earnings per share	$0.27	$0.19	$0.59	$0.43

Diluted earnings per share	$0.26	$0.19	$0.58	$0.43

Weighted average common shares outstanding:
Basic	43,434,781	44,163,507	43,427,520	44,199,522

Diluted	44,189,262	44,695,213	44,147,340	44,714,326

DigitalGlobe, Inc.
Condensed Consolidated Balance Sheets
(in millions, except per share data)
(unaudited)

	December 31,	June 30,
	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60.8	$132.7
Restricted cash	2.5	4.2
Accounts receivable, net of allowance for doubtful accounts of $0.9 and $1.8, respectively	44.3	52.6
Accounts receivable from related party	2.5	—
Aerial image library	4.9	4.9
Prepaid WorldView-1 insurance	2.4	1.5
Other prepaid and current assets	3.4	7.0
Deferred taxes	24.9	15.9

Total current assets	145.7	218.8
Property and equipment, net of accumulated depreciation of $288.6 and $325.2, respectively	792.9	827.0
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $5.4 and $6.3, respectively	3.6	2.7
Long-term deferred contract costs	5.7	28.3
Long-term deferred contract costs from related party	15.9	—
Other assets, net	7.7	10.1

Total assets	$980.2	$1,095.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	0.7	7.7
Accounts payable to related party	1.8	—
Accrued interest	3.5	6.5
Other accrued liabilities	20.1	19.6
Other accrued liabilities to related party	2.7	0.3
Current portion of deferred revenue	28.1	31.8
8.5% Cumulative mandatorily redeemable preferred stock-Series-C; $.001 par value; 50,000,000 shares authorized; 10 shares issued and outstanding; aggregate liquidation preference of $0.5 million as of December 31, 2008 and there was no balance as of June 30, 2009	0.5	—

Total current liabilities	$57.4	$65.9
Deferred revenue	214.9	231.9
Deferred revenue related party	24.7	—
Deferred lease incentive	6.3	5.9
Long-term debt	230.0	342.2
Long-term debt and accrued interest to related parties	44.6	—
Long-term deferred tax liability	—	3.5

Total liabilities	$577.9	$649.4
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2008 and June 30, 2009	—	—
Common stock; $.001 par value; 250,000,000 shares authorized; 43,468,941 shares issued and outstanding at December 31, 2008 and 44,891,183 shares issued and outstanding at June 30, 2009	0.2	0.2
Treasury stock, at cost; 21,555 shares at December 31, 2008 and 43,723 shares at June 30, 2009	(0.2)	(0.7)
Additional paid-in capital	467.2	491.1
Accumulated other comprehensive (loss)	(1.5)	—
Accumulated deficit	(63.4)	(44.4)

Total stockholders’ equity	402.3	446.2

Total liabilities and stockholders’ equity	$980.2	$1,095.6

DigitalGlobe, Inc.
Condensed Consolidated Statements of Cash Flows
(in millions, except per share data)
(unaudited)

	For the Six Months Ended
	June 30,
	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$25.7	$19.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	37.6	37.6
Non-cash recognition of deferred revenue	(12.8)	(13.3)
Non-cash amortization	1.9	2.5
Non-cash stock compensation expense	1.8	4.2
Amortization of debt issuance costs	0.9	—
Write off of debt financing fees	—	5.3
Deferred income taxes	17.1	11.6
Changes in:
Accounts receivable, net	(1.7)	(5.5)
Accounts receivable from related party	0.2	(0.2)
Aerial image library	0.3	(2.5)
Other assets	3.2	(2.2)
Accounts payable	(0.5)	1.1
Accounts payable and accrued liabilities to related parties	(1.6)	3.3
Accrued liabilities	3.9	(2.6)
Deferred contract costs from related party	(5.7)	(7.7)
Deferred revenue	(0.4)	7.2
Deferred revenue related party	2.4	2.1

Net cash flows provided by operating activities	72.3	59.9

CASH FLOWS USED IN INVESTING ACTIVITIES:
Construction in progress additions	(81.5)	(61.2)
Other property, equipment and intangible additions	(3.3)	(4.6)
Increase in restricted cash	(0.1)	(1.7)
Settlements of derivative instruments	(0.3)	(2.8)

Net cash flows used in investing activities	(85.2)	(70.3)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	38.5	330.9
Proceeds from initial public offering, net of issuance costs	(0.9)	21.7
Repayment of notes	—	(270.0)
Proceeds from exercise of stock options	0.9	0.1
Repurchase of common stock	—	(0.4)

Net cash flows provided by financing activities	38.5	82.3

Net increase in cash and cash equivalents	25.6	71.9
Cash and cash equivalents, beginning of period	22.9	60.8

Cash and cash equivalents, end of period	$48.5	$132.7

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of amounts capitalized	$2.3	$—
Cash paid for income taxes	0.6	2.3
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash items capitalized in construction in progress	0.3	(4.1)
Changes to non-cash property and equipment accruals, including interest	(12.2)	(0.7)
Non-GAAP Financial Measures
Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-

GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core or non-recurring in nature.
We believe that the elimination of certain non-cash, non-operating or non-recurring items enables a more consistent measurement of period to period performance of our operations, as well as a comparison of our operating performance to companies in our industry. We believe this measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.
Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes other income (expense), net, and loss on derivative instrument because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
DigitalGlobe, Inc.
Reconciliation of Second Quarter GAAP Net Income to Adjusted EBITDA
(in millions)
(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2009	2008	2009
Net income	$11.6	8.4	$25.7	$19.0
Depreciation and amortization	18.8	18.9	37.6	37.6
Interest (income) expense, net	1.1	(0.1)	2.5	(0.1)
Loss (gain) on derivative instrument	—	—	—	1.8
Loss from extinguishment of debt	—	7.7	—	7.7
Income tax expense	10.1	5.6	19.5	12.7
Non-cash stock compensation expense	0.6	1.9	1.7	4.2

Adjusted EBITDA	$42.2	$42.4	$87.0	$82.9